Agreement No.__________

Licensing Agreement

Shaanxi Baishui Dukang Brand Management Co., Ltd.

TRADEMARK LICENSING AGREEMENT

Party A:    Shaanxi Baishui Dukang Brand Management Co., Ltd.
Residence:  Van Metropolis A-28F, Tangyan Rd 35#, Xi’an Shaanxi
Legal Representative:  Wang Yongsheng

Party B:    Lanzhou Jiuxing Liquor Trade Co., Ltd.
Residence:
Legal Representative:  Yang Jungao

In order to give full play to and make effective use of the Brand advantages of Party A as well as the production technology and the market net advantages of Party B, Party A and B have reached an agreement through friendly consultation to conclude the following contract.

1.
Party A allows Party B to use the trade market, identity labeling number, as well as the name, pattern, introduction, design, specification of the products and so on owned by Party A. This is regarded as a kind of simple licensing agreement.

2.
Party A agrees Party B to organize production by the way of acquisition or leasing the manufacturing plant. But the manufacturing plant must have the Manufacturing License for liquor enterprise and the ability of producing and processing the liquor in according with the liquor-making standards of China.

3.	The designed Sales Zone of Party B: China region

4.	The Trademark and the Special Name
4.1	The trademark herein means the trademark which has been described as “Baishui Dukang” in the Agreement and has been registered by PRC Trademark Office. The registered number is 915685.
4.2	The Designated Production Name: Baishui Dukang · X Star Liquor

5.	Royalty Fee
5.1	Baishui Dukang Star Liquor is tentatively decided for five single items and the yearly royalty fee is RMB 300,000 for each.
5.2	One single item owns one bar code and the yearly charge of the bar code is for RMB 50,000 each.
5.3
If Party B is willing to add other new items, yearly royalty fee for each newly added single item is RMB 200,000. If Party B adds new items without the permission from Party A, once verified, Party A can surcharge for RMB 500,000 for each single item from Party B.

6.	Credibility Margin
6.1	In order to maintain the market stability and guarantee the bilateral benefits of both Party A and Party B, hereby, collect the credibility margin for RMB 50,000.
6.2	If Party B breaches the agreement during the agreement term, Party A has the rights to unilaterally deduct the credibility margin of Party B and maintain the rights to terminate the agreement.
6.3	If Party B does not breach the agreement during the agreement term, Party A should make a full refund of the credibility margin after the agreement expired.

7.	Usage of Trademark and Name owned by Party A
Party B would have no right to continue to use the “trademark” and the “name” when the agreement expired or went invalidity, otherwise Party B should afforded the relative legal responsibilities for trademark infringement.

8.	Rights and Obligations of Party A
8.1	Party A should provide Party B with the necessary procedure and information in order to guarantee the normal operation of Party B, otherwise Party A should afford all the loss of Party B.
8.2	Party A would send someone to inspect and guide the job done by Party B, and Party B should cooperate with Party A’s work.

9.	Rights and Obligations of Party B
9.1	Party B should guarantee all the production meeting the requirements of the product quality standard of China and subject to the supervision from Party A.
9.2	In order to sale the products, Party B should provide and maintain an organization that has the operation capacity at its own expense.
9.3
Party B should design the packing of the products and choose a printing factory owns the package printing qualification, and then both Party A and Party B should make the authorization to the printing factory for the package printing.

9.4	When the agreement expired, if Party B fairly performs the agreement without breach the agreement, Party B owns the rights to first renew the agreement.

10.	Product Quality Control
The products produced by Party B should meet the requirements of liquor products quality control standards of China and should hold the survey report issued by the quality supervisory and inspection department of the local government. After the test from Party A, the products could be launched in the market.

11.	Term and Termination
11.1
 If one of the two parties unilaterally terminates or breaches the agreement, the default party should pay the other party for double yearly royalty fee as the liquidated damages and compensate for the economic losses of the other party.

11.2	Party B should pay for the royalty fee under the requirements. Party A has the rights to terminate the agreement unilaterally.
11.3
 When the agreement expired, if both parties have the cooperation intention, Party B has the rights to first renew the agreement. But Party B should make the written application to Party A 60 days before the agreement expired.

11.4	The duration of the agreement is for one year time, from Jan. 1, 2009 to Dec. 31, 2009.
11.5
 Within 7 days after the agreement came in to effect, Party B should prepay the advanced payment for RMB 300,000. Party A allows Party B to found the company “Shaanxi Baishui Dukang Star Liquor Sales Co., Ltd.” and to begin packing designing. Also, Party B should pay up the yearly royalty fee agreed in this agreement before Dec. 25, 2008 and the agreement would come into effect.

12.	Any dispute arises out of this contract is to be settled through friendly negotiation, or shall conduct legal action from local Court in the place where the agreement performed.
Place of Agreement Performance: Baishui county, Weinan city, Shaanxi province

13.	The Agreement is in duplicate with the equal legal effect and each party holds one copy.

Party A:	Party B:
Representative: Deng Guogang	Representative: Yang Jungao
Signature (seal):	Signature (seal):
Address:	Address:
Contact Number:	Contact Number:
Opening Bank:	Opening Bank:
Account Name:	Account Name:

Date: June 11, 2008	Date: June 11, 2008